Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of PAETEC Holding Corp. of our report dated March 21, 2007, relating to our audits of the consolidated financial statements of McLeodUSA Incorporated and Subsidiaries, appearing in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Joint Proxy Statement/Prospectus.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa

December 18, 2007